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                      [Davis Polk & Wardwell Letterhead]






                                                (212) 450-4571


                                                     April 10, 1997


Re:      DONALDSON, LUFKIN & JENRETTE, INC. MEDIUM-TERM NOTES

DONALDSON, LUFKIN & JENRETTE
SECURITIES CORPORATION
277 Park Avenue
New York, New York 10172

Ladies and Gentlemen:

         We have acted as special tax counsel for Donaldson, Lufkin & Jenrette, Inc. (the "Company") in connection with the registration of $300,000,000 of the Company's Medium-Term Notes (the "Notes"). We hereby confirm the opinion (the "Opinion") set forth under the caption "United States Tax Considerations" in the prospectus supplement (the "Prospectus Supplement") dated April 8, 1997 that supplements the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission on August 15, 1996.

         We hereby consent to the use of our name under the caption "United States Tax Considerations" in the Prospectus Supplement. The issuance of such a consent does not concede that we are an "Expert" for the purposes of the Securities Act of 1933.

                                                     Very truly yours,

                                                     /s/ Davis Polk & Wardwell